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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2002

HAGGAR CORP.
(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	0-20850 (Commission file number)	75-2187001 (I.R.S. Employer Identification Number)
6113 Lemmon Avenue Dallas, Texas 75209 (Address of principal executive offices including zip code)
(214) 352-8481 (Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

        The following exhibit is being furnished pursuant to Item 9.

  (c)
  Exhibits.

    99.1—Press Release dated November 27, 2002.

Item 9. Regulation FD Disclosure.

        In a press release dated November 27, 2002, Haggar Corp. (the "Company") announced that on November 27, 2002, it received from one of its stockholders the nomination of two individuals to stand for election as Class I directors of the Company at the Company's 2003 annual stockholders meeting to replace both of the incumbent Class I directors whose terms are expiring. The Company is currently evaluating whether the nomination of these individuals complies with Nevada law and the procedures set forth in the Company's bylaws. The Company is also evaluating what actions the Company will take in response to the nominations. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated into this Item 9 by reference.

Limitation on Incorporation by Reference

        In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGGAR CORP. (Registrant)
Date: November 27, 2002	By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President, Chief Financial Officer

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  Item 7. Financial Statements and Exhibits .
  Item 9. Regulation FD Disclosure .
SIGNATURE